Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Seychelle Environmental Technologies Inc. of our report dated May 22, 2009 on our audit of the financial statements of Seychelle Environmental Technologies Inc. as of February 28, 2009, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
May 22, 2009

  6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501